EXHIBIT 99.2
------------







                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Royal Appliance 401(k) Retirement Savings Plan on Form S-8 (File No. 33-44802) of our report dated March 13, 1998, on our audits of the financial statements of Royal Appliance 401(k) Retirement Savings Plan as of December 31, 1996 and 1997, and for the years ended December 31, 1996 and 1997, which report is included in this Annual Report on Form 10-K.



                                                Coopers & Lybrand L.L.P.










Cleveland, Ohio
March 13, 1998